Exhibit 10.75
December 31, 2008
Ullico Inc.
1625 Eye Street, NW
Washington, D.C. 20006

Re:	That certain Commercial Loan Agreement, dated as of December 31, 2008 (the “Loan Agreement”), by and between (i) Patriot Risk Management, Inc., PRS Group, Inc., Guarantee Insurance Group, Inc., Patriot Risk Services, Inc., Patriot Risk Management of Florida, Inc. and SunCoast Capital, Inc. (collectively, the “Borrowers”) and (ii) Ullico Inc., a Maryland corporation (the “Lender”)
Ladies and Gentlemen:
     Reference is hereby made to the Loan Agreement. Unless’ otherwise defined herein, capitalized terms shall have their respective meanings set forth in the Loan Agreement.
     In connection with the execution of the Loan Agreement and the closing thereunder, the Borrowers and Steven M. Mariano acknowledge that they have not delivered proof of the funding of the $500,000 additional equity investment by Mr. Mariano in accordance with Section 31(b)(i) of the Loan Agreement (it being acknowledged that only $500,000 of the $1,000,000 equity investment required pursuant to Section 31(b)(i) of the Loan Agreement has been made as of the date hereof and the additional $500,000 shall be made by Mr. Mariano in accordance with the terms of this letter agreement).
     Notwithstanding such failure and the terms of Section 31(b)(i) and Section 8(a)(ii) of the Loan Agreement, and subject to the terms of this letter agreement, the Lender has agreed to consummate the closing and make the Loan pursuant to the Loan Agreement. Subject to the terms of this letter agreement, the Lender acknowledges that such failure shall not constitute an Event of Default under the Loan Agreement.
     The Borrowers and Mr. Mariano each agree and covenant that, notwithstanding any of the terms, conditions, representations or warranties contained in the Loan Agreement, the Borrowers and Mr. Mariano shall deliver to the Lender proof, in a form reasonably acceptable to the Lender, that Mr. Mariano has funded the additional $500,000 equity investment required by Section 31(b)(i) of the Loan Agreement on or before 12:01 p.m. on January 6, 2009. Attached to this letter agreement is written approval by Mr. Mariano’s home’ equity lender that he will have sufficient funds to satisfy such requirement on or before 12:01 p.m. on January 6, 2009.
[Signature page follows]
401 E. Las Olas Blvd., Ste 1540 Fort Lauderdale, FL 33301 phone 954.670.2937 fax 954.779.3556 www.prmigroup.com

December 31, 2008

     Failure by the Borrowers and Mr. Mariano to satisfy any of the conditions set forth above shall constitute an immediate Event of Default under the Loan Agreement.

Very truly yours, PATRIOT RISK MANAGEMENT, INC.
By:	/s/ Steven M. Mariano
	Name:	Steven M. Mariano
	Title:	President

/s/ Steven M. Mariano
Steven M. Mariano